News Media: Ruben Rodriguez 202-624-6620 Financial Community: Douglas Bonawitz 202-624-6129

For Immediate Release

March 11, 2015

Mountain Valley Pipeline Announces WGL Midstream

as a Partner, Shipper, and Gas Purchaser

Pittsburgh, PA & Washington, D.C. - Mountain Valley Pipeline, LLC, a joint venture between affiliates of EQT Corporation (NYSE: EQT) and NextEra Energy, Inc. (NYSE: NEE) today announced that a subsidiary of WGL Holdings, Inc. (NYSE: WGL), WGL Midstream, has acquired a 7% ownership interest in the joint venture, and a subsidiary of Vega Energy Partners, Ltd., Vega Midstream MVP LLC, has acquired a 3% interest. NextEra Energy will hold a 35% interest; and as previously announced, EQT Midstream Partners, LP (NYSE: EQM) is expected to assume EQT’s 55% majority interest in the joint venture and to operate the proposed Mountain Valley Pipeline.

“WGL Midstream’s agreement with Mountain Valley Pipeline helps to address the growing transportation constraints facing natural gas producers and, more importantly, offers critical supply diversity to meet the increasing demand for natural gas in the mid-Atlantic region and Southeast markets,” said WGL Chairman and CEO, Terry D. McCallister. “As the need for natural gas continues to increase in these fast growing markets, WGL is well positioned with customized energy solutions to meet this growth through our evolving business capabilities”

As part of the agreement, WGL Midstream will be a shipper on the proposed Mountain Valley Pipeline (MVP) – and has also committed to buying a significant amount of natural gas at Transcontinental Gas Pipeline Company’s (Transco) Zone 5 compressor station 165 in Pittsylvania County, Virginia – a highly marketable trading area along the East Coast.

“WGL has a major presence in this market and currently moves significant volume on Transco’s mainline; therefore, securing them as a joint venture partner validates the market’s need for additional energy supply sources at station 165 – and also reaffirms our commitment to provide a safe, reliable supply of Appalachian-produced natural gas to regional markets in the mid-Atlantic and Southeast United States,” stated Randy Crawford, senior vice president, EQT Corporation; and chief operating officer, EQT Midstream Partners.

With its connection to the existing Equitrans system in West Virginia, the MVP is specifically designed to address infrastructure constraints associated with the rapid development of natural gas from the Marcellus and Utica shale plays, while more importantly offering critical supply diversity to meet the increasing demand for natural gas across the Southeast. The MVP is expected to provide at least

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2 Bcf per day of firm transmission capacity and has secured commitments at 20-year terms for this minimum capacity amount. The estimated 300-mile long pipeline is currently targeted at 42” in diameter, with an approximate project cost of $3-$3.5 billion.

“The addition of WGL Midstream continues to support the overall importance of this project to the region,” said TJ Tuscai, president, NextEra US Gas Assets. “This project will support economic growth and energy supply diversity in the Southeast and mid-Atlantic for years to come.”

Subject to approval by the Federal Energy Regulatory Commission (FERC), the MVP is expected to be in-service during the fourth quarter of 2018. Mountain Valley Pipeline, LLC began the FERC pre-filing process in October 2014 and recently held a series of 14 community open houses along the proposed route in West Virginia and Virginia. In addition, several alternative routes are currently being evaluated in order to continuously improve and strengthen the proposed route by ensuring the least overall impact on landowners, the environment, and cultural resources. For maps and more information, visit www.mountainvalleypipeline.info.

About WGL:

WGL (NYSE-WGL), headquartered in Washington, D.C., is a leading source for clean, efficient and diverse energy solutions. With activities in 32 states and the District of Columbia, WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL Energy delivers a full ecosystem of energy offerings including natural gas, electricity, green power, carbon reduction, distributed generation and energy efficiency provided by WGL Energy Services, Inc. (formerly Washington Gas Energy Services, Inc.), WGL Energy Systems, Inc. (formerly Washington Gas Energy Systems, Inc.) and WGSW, Inc. WGL provides options for natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. Whether you are a homeowner or renter, small business or multinational corporation, state and local or federal agency, WGL is here to provide Energy answers. Ask us. For more information, visit us at www.wgl.com.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. EQT is the general partner and significant equity owner of EQT Midstream Partners, LP. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. Company shares are traded on the New York Stock Exchange as EQT. Visit EQT Corporation at www.EQT.com.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns 700 miles and operates an additional 200 miles of FERC-regulated interstate pipelines; and also owns more than 1,600 miles of high- and low-pressure gathering lines. Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com

About NextEra Energy, Inc.

NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.0 billion, approximately 44,900 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP), and approximately 13,800 employees in 27 states and Canada as of year-end 2014. Headquartered in Juno Beach, Fla., NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves approximately 4.7 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked in the top 10 worldwide for innovativeness and community responsibility as part of Fortune’s 2015 list of “World’s Most Admired Companies.” For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

About Vega Energy Partners:

Vega Energy Partners, Ltd. (Vega) is a privately held company located in Houston, Texas. Through its predecessor companies, Vega and its principals have been engaged in the management, optimization, and development of natural gas assets for over 25 years. Today, Vega focuses on structuring solutions for its customers, which include producers, midstream companies, utilities, LNG exporters, large end-users, and retail aggregators. These solutions include natural gas infrastructure development, asset optimization, and physical commodity management services.

Mountain Valley Pipeline, LLC Cautionary Statements

Disclosures in this news release contain certain forward-looking statements that do not relate strictly to historical or current facts and are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth, and anticipated financial and operational performance of Mountain Valley Pipeline, LLC, including guidance regarding the proposed Mountain Valley Pipeline (MVP) and joint venture, such as the projected length and pipeline diameter of the MVP; the EQT affiliate to own and/or operate the MVP; the MVP’s expected interconnections with facilities and pipelines; existing customer commitments; the timing of development and construction for the MVP; the estimated cost of MVP; and the expected in-service date for the MVP. The forward-looking statements included in this news release are subject to risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Mountain Valley Pipeline, LLC has based these forward-looking statements on current expectations

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and assumptions about future events. While Mountain Valley Pipeline, LLC considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and are beyond its control. The risks and uncertainties that may affect the operations, performance, and results of MVP and forward-looking statements include, but are not limited to:

The business, financial condition, results of operations and prospects could suffer if Mountain Valley Pipeline, LLC does not proceed with projects under development or is unable to complete the construction of, or capital improvements to its facilities on schedule or within budget.

The ability to complete construction of, and capital improvement projects and other facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, Native American and aboriginal groups, and other third parties, negative publicity, transmission interconnection issues, and other factors. If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or recoverable through regulatory mechanisms that may otherwise be available, and Mountain Valley Pipeline, LLC could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives, or delayed or diminished returns, and could be required to write-off all or a portion of its investment in the project. Any of these events could have a material adverse effect on Mountain Valley Pipeline, LLC’s business, financial condition, results of operations and prospects.

Mountain Valley Pipeline, LLC may face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede its development and operating activities.

Mountain Valley Pipeline, LLC must periodically apply for licenses and permits from various local, state, federal and other regulatory authorities and abide by their respective conditions. Should Mountain Valley Pipeline, LLC be unsuccessful in obtaining necessary licenses or permits on acceptable terms, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on Mountain Valley Pipeline, LLC, Mountain Valley Pipeline, LLC’s business, financial condition, results of operations and prospects could be materially adversely affected. Any failure to negotiate successful project development agreements for new facilities with third parties could have similar results.

Mountain Valley Pipeline, LLC’s gas infrastructure facilities and other facilities are subject to many operational risks. Operational risks could result in, among other things, lost revenues due to prolonged outages, increased expenses due to monetary penalties or fines for compliance failures, liability to third parties for property and personal injury damage, a failure to perform under applicable sales agreements and associated loss of revenues from terminated agreements or liability for liquidated damages under continuing agreements. The consequences of these risks which could have a material adverse effect on Mountain Valley Pipeline, LLC’s business, financial condition, results of operations and prospects.

Uncertainties and risks inherent in operating and maintaining Mountain Valley Pipeline, LLC’s facilities include, but are not limited to risks associated with facility start-up operations, such as whether the facility will achieve projected operating performance on schedule and otherwise as planned:

Mountain Valley Pipeline, LLC’s business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.

Threats of terrorism and catastrophic events that could result from terrorism, cyber-attacks, or individuals and/or groups attempting to disrupt Mountain Valley Pipeline, LLC’s business, or the businesses of third parties, may materially adversely affect Mountain Valley Pipeline, LLC’s business, financial condition, results of operations and prospects.

Any forward-looking statement speaks only as of the date on which such statement is made and Mountain Valley Pipeline, LLC does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EQT analyst inquiries:

Patrick Kane – Chief Investor Relations Officer

412.553.7833

pkane@eqt.com

EQT and Mountain Valley Pipeline media inquiries:

Natalie Cox – Corporate Director, Communications

412.395.3941

ncox@eqt.com

NextEra Energy media contact:

Media Line: (561) 694-4442

EQT Midstream Partners analyst inquiries: Nate Tetlow – Investor Relations Director 412.553.5834 ntetlow@eqt.com

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